UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 13, 2012
Date of Report (Date of Earliest Event Reported)

ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

Shareholder Rights Agreement
Itron, Inc. (the Company) adopted a Shareholder Rights Agreement (the Rights Agreement) on December 11, 2002, and the Rights Agreement was amended on September 22, 2010.  In accordance with the terms of the Rights Agreement, it will expire on December 11, 2012.

On September 13, 2012, the Company's Board of Directors (the Board) determined not to renew the Rights Agreement or enter into a new rights agreement upon its expiration.

Stock Repurchase
On October 24, 2011, the Board authorized a repurchase program of up to $100 million of Itron, Inc.'s outstanding common stock during the 12 month period ending on October 23, 2012.

On September 13, 2012, the Board approved the extension of the expiration date of the stock repurchase program until February 15, 2013, or until the aggregate limit of $100 million of outstanding common stock has been repurchased, whichever occurs first.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

		By:	/s/ STEVEN M. HELMBRECHT
Dated:	September 14, 2012		Steven M. Helmbrecht
Sr. Vice President and Chief Financial Officer